FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Tejal R. Engman	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

February 14, 2019

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END OPERATING RESULTS FOR 2018
Washington Real Estate Investment Trust ("Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter and year ended December 31, 2018:

Full-Year and Fourth Quarter 2018 Financial Results and Highlights

Net Income and NAREIT Funds from Operations (FFO)(1)

•	Reported net income attributable to controlling interests of $25.6 million, or $0.32 per diluted share, for the year, compared to $19.7 million, or $0.25 per diluted share, in 2017

•	Reported net income attributable to controlling interests of $5.7 million, or $0.07 per diluted share, for the quarter, compared to $2.3 million, or $0.03 per diluted share, for fourth quarter 2017

•	Reported NAREIT FFO of $146.2 million, or $1.84 per diluted share, for the year, compared to $141.0 million, or $1.83 per diluted share, in 2017

•	Reported NAREIT FFO of $36.8 million, or $0.46 per diluted share, for the quarter, compared to $35.4 million, or $0.45 per diluted share, in fourth quarter 2017
Core FFO and Operational Performance:

•	Reported Core FFO of $1.86 per diluted share for the year, a $0.04 increase over Core FFO of $1.82 per diluted share in 2017

•	Reported Core FFO of $0.46 per diluted share for the quarter, a $0.02 increase over Core FFO of $0.44 per diluted share in fourth quarter 2017

•	Grew same-store(2) Net Operating Income (NOI)(3) by 3.1% and cash NOI by 3.7% for the year

•	Grew office same-store NOI by 4.5% and cash NOI by 5.5% for the year

•	Grew multifamily same-store NOI and cash NOI by 3.3% for the year

•	Grew retail same-store NOI by 0.7% and cash NOI by 1.2% for the year
Other Financial Metrics:

•	Ended the year with a net debt to adjusted EBITDA(4) ratio of 6.2x

•	Ended the year with a Core FAD(5) payout ratio of 78.4%

"We delivered another year of solid operational performance with healthy same-store NOI growth and recycled office assets to further de-risk the portfolio while implementing a differentiated leasing strategy branded Space+ to maximize value-creation," said Paul T. McDermott, President and Chief Executive Officer. "As a result, we have entered 2019 with a higher-quality, better-located portfolio that is well-suited to meet the fastest-growing segments of demand in the DC Metro region: flexible space in office and value-oriented apartments in multifamily. We are working hard to lease our well-positioned commercial availabilities and to capitalize on demand opportunities, including those emerging from Amazon-related growth, with the goal of creating long-term value for our shareholders."

Operating Results

The Company's overall portfolio NOI for the fourth quarter was $54.6 million, compared to $51.9 million in the same period one year ago and $53.9 million in the third quarter of 2018. The sequential increase in NOI was primarily due to lower property operating expenses across the portfolio as well as higher reimbursements and lease termination fees in office, partially offset by higher real estate taxes across the portfolio.

Overall portfolio ending occupancy (6) at year-end was 93.1%, compared to 91.8% at year-end 2017, driven by occupancy

Washington Real Estate Investment Trust

gains across the portfolio.

Same-store portfolio NOI increased by 3.1% for the full year and 4.5% for the fourth quarter on a year-over-year basis. Same-store portfolio ending occupancy at year-end was 93.0%, compared to 92.6% at year-end 2017.

Same-store portfolio by sector:

▪
Office: 43% of 2018 Same-Store NOI - Office properties' same-store NOI increased by 4.5% and cash NOI increased by 5.5% for the full year. Same-store NOI increased by 5.4% and cash NOI increased by 7.0% for the fourth quarter compared to the same period a year ago. The year-over-year increase in full-year and fourth quarter office same-store NOI was primarily driven by new lease commencements, annual rent increases and higher recoveries, with these being partially offset by higher operating expenses. Same-store ending occupancy decreased by 30 basis points year-over-year and 40 basis points sequentially to 91.7% due to a few anticipated tenant move-outs in the portfolio. The overall office portfolio was 92.3% occupied and 93.6% leased at year-end.

▪
Multifamily: 31% of 2018 Same-Store NOI - Multifamily properties' same-store NOI and cash NOI increased by 3.3% for the full year. Same-store NOI increased by 4.2% and cash NOI increased by 4.1% for the fourth quarter on a year-over-year basis. Same-store ending occupancy on a unit basis decreased by 20 basis points year-over-year and 50 basis points sequentially to 94.8% as the Company focused on optimizing the portfolio's rental income growth potential by focusing on rental rate growth. In the fourth quarter, the overall multifamily portfolio achieved 240 basis points of year-over-year rental growth, with Class B average monthly rent per unit growing by 260 basis points year-over-year. The overall multifamily portfolio was 94.8% occupied and 96.5% leased, on a unit basis, at year-end.

▪
Retail: 26% of 2018 Same-Store NOI - Retail properties' same-store NOI increased by 0.7% and cash NOI increased by 1.2% for the full year. Same-store NOI increased by 3.4% and cash NOI increased by 3.5% year-over-year in the fourth quarter due to new lease commencements, higher percentage rent income and higher specialty leasing as well as lower operating expenses compared to the same period a year ago. Same-store ending occupancy increased by 70 basis points year-over-year to 91.9% but declined by 240 basis points sequentially due to seasonally lower levels of specialty leasing relative to third quarter 2018. The retail portfolio was 91.9% occupied and 92.6% leased at year-end.

Leasing Activity

During full-year 2018, Washington REIT signed new and renewal commercial leases as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
Office	325,000	5.7	5.0	$49.22	10.3%	$40.49	$14.37
Retail	307,000	5.5	0.6	18.48	5.8%	3.52	3.02
Total	632,000	5.6	3.9	34.31	9.0%	22.56	8.86

Washington Real Estate Investment Trust

During the fourth quarter, Washington REIT signed commercial leases totaling 153,000 square feet, including 52,000 square feet of new leases and 101,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	35,000	4.8	3.9	$46.68	5.2%	$43.81	$10.57
Retail	17,000	7.2	5.9	19.82	-11.9%	8.51	9.31
Total	52,000	5.6	4.2	37.69	1.7%	31.99	10.15

Renewal:
Office	90,000	6.9	6.2	$57.59	13.6%	$51.26	$20.77
Retail	11,000	7.3	0.1	72.98	15.2%	1.39	17.32
Total	101,000	7.0	5.3	59.23	13.8%	45.94	20.41

The fourth quarter weighted average rental rate for new retail leases decreased due to two leases signed with service providers that are expected to further improve the merchandising mix and traffic at two of the Company's shopping centers.

Earnings Guidance

2019 Core FFO guidance is expected to range from $1.74 to $1.78 per fully diluted share. The following assumptions are included in this guidance:

•	Same-store NOI change is projected to range from -0.50% to 0.50%

◦	Excluding Watergate 600, same-store NOI growth is projected to range from 1.75% to 2.75%

◦	The inclusion of Watergate 600 is the only addition to the same store pool in 2019

◦	The Company expects the top two floors of Watergate 600 to be built out for a new tenant in 2019 and for rents to commence in January 2020

•	Same-store office NOI is projected to decline by a range of -5.25% to -4.25%

◦	Excluding Watergate 600, same-store office NOI change is projected to range from -0.50% to 0.50%

•	Same-store multifamily NOI growth is projected to range from 3.75% to 4.25%

•	Same-store retail NOI growth is projected to range from 3.75% to 4.25%

•	Dispositions are projected to range from $175 million to $200 million

•	There are no acquisitions assumed in guidance

•	Development expenditures are projected to range from $65 to $70 million

•	The annual impact of the adoption of the new lease accounting standard ASC 842 as of January 1, 2019 is projected to be between $1 million and $1.50 million in 2019

•	General and administrative expense is projected to be approximately $18 to $18.75 million

•	Interest expense is projected to be approximately $51 to $51.75 million

•	Non same-store office NOI is projected to range between $16.75 to $17.25 million

The non same-store office pool in 2019 consists of Arlington Tower, which was acquired in 2018.

Washington REIT's 2019 Core FFO guidance is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Washington REIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions.

Washington Real Estate Investment Trust

2019 Guidance Reconciliation Table

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year-ending December 31, 2019, reflecting the dispositions assumptions above, is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share(a)	$0.21	$0.25
Real estate depreciation and amortization(a)	1.53	1.53
NAREIT FFO per diluted share	1.74	1.78
Core adjustments	—	—
Core FFO per diluted share	$1.74	$1.78

(a) Does not include any impact from future acquisitions or any additional dispositions during the year.

Dividends

On January 4, 2019, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on March 29, 2019 to shareholders of record on March 15, 2019.

Conference Call Information

The Conference Call for Full Year and Fourth Quarter 2018 Earnings is scheduled for Friday, February 15, 2019 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:        1-877-407-9205
International Toll Number:    1-201-689-8054

The instant replay of the Conference Call will be available until March 1, 2019 at 11:00 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:        1-877-481-4010
International Toll Number:    1-919-882-2331
Conference ID:         41509

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. Online playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. Our portfolio of 48 properties includes approximately 6.1 million square feet of commercial space and 4,268 multifamily apartment units. These 48 properties consist of 19 office properties, 16 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate

Washington Real Estate Investment Trust

future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Washington REIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2017 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance.We undertake no obligation to update our forward-looking statements or risk factors or risk factors to reflect new information, future events, or otherwise.

(1) Funds From Operations (“FFO”) - NAREIT FFO is a widely used measure of operating performance for real estate companies. We provide NAREIT FFO as a supplemental measure to net income calculated in accordance with GAAP. Although NAREIT FFO is a widely used measure of operating performance for REITs, NAREIT FFO does not represent net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. In addition, NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity. In its 2018 NAREIT White Paper Restatement, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines NAREIT FFO as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for REITs because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or discontinued operations. Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(3) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI [and cash NOI] excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(4) Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period. Adjusted EBITDA is earnings before interest expense, taxes, depreciation,

Washington Real Estate Investment Trust

amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expense and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA and Net Debt to Adjusted EBITDA are a non-GAAP measures.

(5) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

The Core FAD payout ratio is calculated by dividing dividends declared per share by Core FAD per diluted share for a given reporting period.

(6) Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period.

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	December 31,		December 31,
	2018	2017	2018	2017
Multifamily	94.8%	94.1%	94.8%	94.1%
Office	91.7%	92.0%	92.3%	90.1%
Retail	91.9%	91.2%	91.9%	91.2%

Overall Portfolio	93.0%	92.6%	93.1%	91.8%

(i) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q4 2018 and Q4 2017, same-store properties exclude:

Acquisitions:
Office - Arlington Tower and Watergate 600
Sold properties:
Multifamily - Walker House
Office - Braddock Metro Center and 2445 M Street

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
OPERATING RESULTS	2018	2017	2018	2017
Revenue
Real estate rental revenue	$82,901	$81,302	$336,890	$325,078
Expenses
Real estate expenses	28,255	29,450	116,230	115,650
Depreciation and amortization	31,109	28,785	121,228	112,056
Real estate impairment	—	28,152	1,886	33,152
General and administrative	5,352	5,868	22,089	22,580
	64,716	92,255	261,433	283,438
Other operating income
Gain on sale of real estate	—	24,915	2,495	24,915
Real estate operating income	18,185	13,962	77,952	66,555
Other income (expense):
Interest expense	(12,497)	(11,900)	(51,144)	(47,534)
Other income	—	298	—	507
Loss on extinguishment of debt	—	—	(1,178)	—
Income tax (expense) benefit	—	(23)	—	84
	(12,497)	(11,625)	(52,322)	(46,943)

Net income	5,688	2,337	25,630	19,612
Less: Net loss attributable to noncontrolling interests in subsidiaries	—	—	—	56
Net income attributable to the controlling interests	$5,688	$2,337	$25,630	$19,668

Net income	$5,688	$2,337	$25,630	$19,612
Depreciation and amortization	31,109	28,785	121,228	112,056
Real estate impairment	—	28,152	1,886	33,152
Gain on sale of depreciable real estate	—	(23,838)	(2,495)	(23,838)
NAREIT funds from operations(1)	$36,797	$35,436	$146,249	$140,982

Non-cash loss on extinguishment of debt	—	—	1,178	—
Tenant improvements and leasing incentives	(10,730)	(7,788)	(23,535)	(18,182)
External and internal leasing commissions capitalized	(3,556)	(1,741)	(5,856)	(7,405)
Recurring capital improvements	(2,110)	(4,455)	(3,954)	(6,838)
Straight-line rents, net	(959)	(1,238)	(4,343)	(4,380)
Non-cash fair value interest expense	(214)	(221)	(865)	(970)
Non real estate depreciation & amortization of debt costs	989	943	3,887	3,537
Amortization of lease intangibles, net	372	436	1,842	2,431
Amortization and expensing of restricted share and unit compensation	1,682	1,211	6,746	4,772
Funds available for distribution(4)	$22,271	$22,583	$121,349	$113,947

Washington Real Estate Investment Trust

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2018	2017	2018	2017
Net income attributable to the controlling interests	(Basic)	$0.07	$0.03	$0.32	$0.25
	(Diluted)	$0.07	$0.03	$0.32	$0.25
NAREIT funds from operations	(Basic)	$0.46	$0.45	$1.85	$1.83
	(Diluted)	$0.46	$0.45	$1.84	$1.83

Dividends declared		$0.30	$0.30	$1.20	$1.20

Weighted average shares outstanding – basic		79,748	78,386	78,960	76,820
Weighted average shares outstanding – diluted		79,760	78,478	79,042	76,935

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,
	2018	2017
Assets
Land	$614,659	$588,025
Income producing property	2,271,926	2,113,977
	2,886,585	2,702,002
Accumulated depreciation and amortization	(770,535)	(683,692)
Net income producing property	2,116,050	2,018,310
Properties under development or held for future development	87,231	54,422
Total real estate held for investment, net	2,203,281	2,072,732
Investment in real estate sold or held for sale, net	—	68,534
Cash and cash equivalents	6,016	9,847
Restricted cash	1,624	2,776
Rents and other receivables, net of allowance for doubtful accounts of $3,561 and $2,426 respectively	73,861	69,766
Prepaid expenses and other assets	132,322	125,087
Other assets related to properties sold or held for sale	—	10,684
Total assets	$2,417,104	$2,359,426

Liabilities
Notes payable, net	$995,397	$894,358
Mortgage notes payable, net	59,792	95,141
Lines of credit	188,000	166,000
Accounts payable and other liabilities	59,567	61,565
Dividend payable	24,022	23,581
Advance rents	11,736	12,487
Tenant security deposits	10,112	9,149
Other liabilities related to properties sold or held for sale	—	1,809
Total liabilities	1,348,626	1,264,090

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 79,910 and 78,510 shares issued and outstanding, respectively	799	785
Additional paid-in capital	1,526,574	1,483,980
Distributions in excess of net income	(469,085)	(399,213)
Accumulated other comprehensive income	9,839	9,419
Total shareholders' equity	1,068,127	1,094,971
Noncontrolling interests in subsidiaries	351	365
Total equity	1,068,478	1,095,336
Total liabilities and equity	$2,417,104	$2,359,426

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Quarter Ended December 31, 2018	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$14,803	$20,056	$11,917	$46,776
Add: Net operating income from non-same-store properties(3)	—	7,870	—	7,870
Total net operating income(2)	$14,803	$27,926	$11,917	$54,646
Add/(deduct):
Interest expense				(12,497)
Depreciation and amortization				(31,109)
General and administrative expenses				(5,352)
Net income				5,688
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,688

Quarter Ended December 31, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$14,212	$19,021	$11,530	$44,763
Add: Net operating income from non-same-store properties(3)	101	6,988	—	7,089
Total net operating income(2)	$14,313	$26,009	$11,530	$51,852
Add/(deduct):
Other income				298
Interest expense				(11,900)
Depreciation and amortization				(28,785)
General and administrative expenses				(5,868)
Income tax expense				(23)
Gain on sale of real estate				24,915
Real estate impairment				(28,152)
Net income				2,337
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$2,337

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Year Ended December 31, 2018	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$57,980	$79,742	$47,548	$185,270
Add: Net operating income from non-same-store properties(3)	(21)	35,411	—	35,390
Total net operating income(2)	$57,959	$115,153	$47,548	$220,660
Add/(deduct):
Interest expense				(51,144)
Depreciation and amortization				(121,228)
General and administrative expenses				(22,089)
Real estate impairment				(1,886)
Gain on sale of real estate				2,495
Loss on extinguishment of debt				(1,178)
Net income				25,630
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$25,630

Year Ended December 31, 2017	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$56,137	$76,330	$47,204	$179,671
Add: Net operating income from non-same-store properties(3)	1,473	28,284	—	29,757
Total net operating income(2)	$57,610	$104,614	$47,204	$209,428
Add/(deduct):
Other income				507
Interest expense				(47,534)
Depreciation and amortization				(112,056)
General and administrative expenses				(22,580)
Income tax benefit				84
Gain on sale of real estate				24,915
Real estate impairment				(33,152)
Net income				19,612
Less: Net loss attributable to noncontrolling interests in subsidiaries				56
Net income attributable to the controlling interests				$19,668

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income to core funds from operations for the periods presented (in thousands, except per share amounts):

		Quarter Ended December 31,		Year Ended December 31,
		2018	2017	2018	2017
Net income		$5,688	$2,337	$25,630	$19,612
Add/(deduct):
Real estate depreciation and amortization		31,109	28,785	121,228	112,056
Gain on sale of depreciable real estate		—	(23,838)	(2,495)	(23,838)
Real estate impairment		—	28,152	1,886	33,152
NAREIT funds from operations(1)		36,797	35,436	146,249	140,982
Add/(deduct):
Loss on extinguishment of debt		—	—	1,178	—
Gain on sale of non-depreciable real estate, net		—	(1,077)	—	(1,077)
Structuring expenses		—	—	—	319
Core funds from operations(1)		$36,797	$34,359	$147,427	$140,224

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2018	2017	2018	2017
NAREIT FFO	(Basic)	$0.46	$0.45	$1.85	$1.83
	(Diluted)	$0.46	$0.45	$1.84	$1.83
Core FFO	(Basic)	$0.46	$0.44	$1.86	$1.82
	(Diluted)	$0.46	$0.44	$1.86	$1.82

Weighted average shares outstanding - basic		79,748	78,386	78,960	76,820
Fully diluted weighted average shares outstanding		79,760	78,478	79,042	76,935